UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 6, 2015

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 Meridian Avenue
San Jose, California 95126
(Address of principal executive offices, including zip code)
(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished (not filed) as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 6, 2015, Echelon Corporation (the “Company”) issued a press release reporting on its results of operations for the quarter ended June 30, 2015. The full text of this press release is furnished in this report as Exhibit 99.1.

Item 8.01.	Other Events

Proposed Reverse Stock Split

On August 6, 2015, the Company issued a press release announcing that its Board of Directors has authorized the Company to seek stockholder approval to effect a reverse stock split of the Company’s common stock. The reverse stock split, which is currently anticipated to be in a 1-for-10 ratio, will be submitted to stockholders at a special meeting of the Company’s stockholders. An affirmative vote by stockholders will permit the Board of Directors to implement the reverse stock split.

The Company will file a preliminary proxy statement regarding the reverse stock split proposal, and it intends to mail a definitive proxy statement to its stockholders regarding the proposal. Investors and stockholders of the Company are urged to read the definitive proxy statement when it becomes available because it will contain important information about the Company and the reverse stock split proposal. Investors and stockholders may obtain a free copy of the preliminary and definitive proxy statements (when they are available) and all of the Company’s annual, quarterly and special reports at the SEC’s web site at www.sec.gov. A free copy of the definitive proxy statement and all of the Company’s annual, quarterly and special reports may also be obtained from the Company. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the reverse stock split proposal. Information regarding the security ownership and other interests of the Company’s executive officers and directors will be included in the definitive proxy statement.

Announcement of Strategic Committee and Goldman Sachs Engagement

On August 6, 2015, the Company also announced that its Board of Directors has authorized its strategic committee of independent directors to identify, evaluate and pursue the feasibility and relative merits of various financial strategies. The Strategic Committee plans to consider a wide range of available options, including, among other things, partnerships, strategic business model alternatives, recapitalization, disposition of one or more corporate assets, or a possible business combination or sale of the Company, in addition to continued pursuit of the Company as a stand-alone entity. The Company has engaged Goldman Sachs as its financial advisor in support of these activities.

The Company has not set a definitive timetable for completing its evaluation. There can be no assurance that the Board of Directors’ exploration of strategic alternatives will result in the entering or consummation of any transaction. The Company does not intend to discuss or disclose developments with respect to this process until the Board of Directors has approved a definitive course of action.

The full text of the press release is furnished in this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 6, 2015, of Echelon Corporation.
99.2	Press Release dated August 6, 2015, of Echelon Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

	By:	/s/ C. Michael Marszewski
C. Michael Marszewski Vice President and Chief Financial Officer

Date: August 6, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 6, 2015, of Echelon Corporation.
99.2	Press Release dated August 6, 2015, of Echelon Corporation.